EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-142797 on Form S-1 of our report dated July 5, 2007, relating to the balance sheet of Orbitz Worldwide, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Chicago, Illinois
July 5, 2007